SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     December 16, 2014

                                 PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware .	1-11596 .	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| __ |	Written communications pursuant to Rule 425 under the Securities Act

| __ |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 8.01 of this report discusses the appointment of Larry M. Shelton as the Chairman of the Board of Perma-Fix Environmental Services, Inc. (the “Company”). Since 2006, Mr. Shelton has been serving, and is currently serving, as an independent member of our Board of Directors (the “Board”). The discussion contained in Item 8.01 below is incorporated herein by reference.

Section 8 – Other Events

Item 8.01 – Other Events

On December 16, 2014, the Board appointed Larry M. Shelton, a current independent member of the Board, as the Company’s Chairman of the Board, replacing Dr. Louis F. Centofanti in that position. Mr. Shelton has been serving as a member of our Board since 2006. Dr. Centofanti is serving, and will be continuing to serve, as the Company’s Chief Executive Officer (“CEO”) and President and will remain a member of the Board. The Board believes that the separation of the Chairman of the Board and CEO promotes good corporate governance and the appointment of an independent, non-employee member of the Board as Chairman of the Board demonstrates the Board’s commitment to independent leadership and the performance of its responsibilities.

As the Chairman of the Board, Mr. Shelton will receive an additional $30,000 annual compensation, in addition to his customary compensation as a member of the Board. The compensation payable to Mr. Shelton as Chairman of the Board and a member of the Board is subject to the Company’s 2003 Outside Directors Stock Plan (the “Plan”), which provides, among other things, that members of our Board who are not our employees will elect to receive either:

●	65% of the fee for services on our Board in Company common stock and the balance in cash, or

●

100% of the fee for services on our Board in common stock of the Company; with the number of shares of common stock issuable to an outside director in lieu of cash being determined by dividing the amount of such fee by 75% of the fair market value of our common stock on the business day immediately preceding the date that the director’s fee is due.

Mr. Shelton will continue to be a member of the Audit Committee and Strategic Advisory Committee and the Chairman of the Compensation and Stock Option Committee.

Mr. Shelton, age 60, a director of our Company since July 2006, currently is the Chief Financial Officer (since 1999) of S K Hart Management, LC, an investment holding company. In January 2013, Mr. Shelton was elected President of Pony Express Land Development, Inc. (an affiliate of SK Hart Management, LC), a privately-held land development company, for which he has served on the Board of Directors since December 2005. In March 2012, he was appointed Director and Chief Financial Officer of S K Hart Ranches (PTY) Ltd, a private South African Company involved in agriculture business, and in April 2014, Mr. Shelton was appointed to the Board of Directors of Perma-Fix Medical S.A., a Polish subsidiary of the Company involved in the development and manufacturing of medical isotopes. Mr. Shelton has over 18 years of experience as an executive financial officer for several waste management companies. He was Chief Financial Officer of Envirocare of Utah, Inc. (1995–1999), and Chief Financial Officer of USPCI, Inc. (1982–1987), a New York Stock Exchange listed company. Since July 1989, Mr. Shelton has served on the Board of Directors of Subsurface Technologies, Inc., a privately-held company specializing in providing environmentally sound innovative solutions for water well rehabilitation and development. Mr. Shelton has a B.A. in accounting from the University of Oklahoma. Mr. Shelton is not related to any other member of the Board or management of the Company.

With his years of accounting experience as Chief Financial Officer for various companies, including a number of waste management companies, we believe that Mr. Shelton combines extensive knowledge and understanding of accounting principles, financial reporting requirements, evaluating and overseeing financial reporting processes and business matters.

Mr. Mark Zwecker, a current member of our Board of Director, will continue to serve as the Independent Lead Director, a position he has held since February 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2014

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and Chief Financial Officer

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